Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Ken Xie, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Fortinet, Inc. for the fiscal year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that information contained in this Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Fortinet, Inc.

		By:	/s/ Ken Xie
Date:	February 19, 2021	Name:	Ken Xie
		Title:	Chief Executive Officer and Chairman (Principal Executive Officer)
I, Keith Jensen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Fortinet, Inc. for the fiscal year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in this Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Fortinet, Inc.

		By:	/s/ Keith Jensen
Date:	February 19, 2021	Name:	Keith Jensen
		Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

This certification is being furnished pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.